Exhibit 10.2

CONSENT, RELEASE AND THIRD AMENDMENT TO

LOAN AND SECURITY AGREEMENT

This CONSENT, RELEASE AND THIRD AMENDMENT to Loan and Security Agreement (this “Consent”) is entered into this 30th day of January, 2015, by and between Silicon Valley Bank (“Bank”) and Relypsa, Inc., a Delaware corporation (“Borrower”) whose address is 700 Saginaw Drive, Redwood City, CA 94063.

Recitals

A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of May 2, 2013 (as the same has been and may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).  Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

B. In connection with Borrower moving its chief executive office to 100 Cardinal Way, Redwood City, CA 94063 (the “New Location”), Borrower intends to dispose of certain Equipment, including, without limitation, certain Financed Equipment, located at 700 Saginaw Drive, Redwood City, CA 94063 as more fully described on Exhibit B hereto (the “Disposed Assets”).  Borrower further desires to grant to Bank a security interest on the Equipment set forth on Exhibit A hereto (the “New Collateral”), as a replacement for the Disposed Assets as Collateral under the Loan Agreement.  In furtherance of the foregoing, Borrower has requested that Bank (i) consent to the disposition of the Disposed Assets, (ii) release Bank’s Lien on the Disposed Assets, and (iii) amend the Loan Agreement to include the New Collateral as Collateral thereunder.

C. Bank has agreed to consent to the disposition of the Disposed Assets, to release its Lien on the Disposed Assets, and to so amend the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions.  Capitalized terms used but not defined in this Consent shall have the meanings given to them in the Loan Agreement.

2. Consent.  Subject to the terms of Section 11 below, Bank hereby consents to Borrower’s disposition of the Disposed Assets and to Borrower’s relocation of its chief executive office to the New Location and such disposition and relocation shall not, in and of itself, constitute an “Event of Default” under the Loan Agreement.  Bank hereby acknowledges that Borrower provided at least thirty (30) days prior written notice of Borrower’s relocation of its chief executive office to the New Location in accordance with Section 7.2 of the Loan Agreement.

3. Release.  Subject to the terms of Section 11 below, and to the condition that (a) Borrower grant a security interest to Bank in the New Collateral and (b) Borrower provide Bank with at least five (5) days’ prior written notice of Borrower moving to the New Location, effective upon the disposition by Borrower of the Disposed Assets, Bank hereby releases the security interest it has in the Disposed Assets under the Loan Agreement without delivery of any instrument or any further action by any party, and all rights to the Disposed Assets shall revert to Borrower, provided, however, that nothing in this Consent shall constitute a release of any security interest Bank may have in the Disposed Assets pursuant to that certain Loan and Security Agreement dated as of January 31, 2013, by and among Oxford Finance LLC, as collateral agent, Bank, the other lenders thereunder, and Borrower, as amended (the “Oxford Loan Agreement”).  At the request and sole expense of Borrower following such release, Bank shall execute and deliver to Borrower such documents as Borrower may reasonably request to evidence such release.

4. Grant of Security Interest; Reaffirmation.

4.1 Upon Borrower moving to the New Location, Borrower hereby grants Bank, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Bank, the New Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.  The New Collateral shall hereafter be deemed “Collateral” under the Loan Agreement.

4.2 Except to the extent that the Disposed Assets are released pursuant to Section 3 above, Borrower hereby reaffirms its grant to Bank of a continuing security interest in the Collateral.

5. Amendments to Loan Agreement.

5.1 Section 13 (Definitions).  The following terms and their respective definitions are added to Section 13.1, in appropriate alphabetical order, as follows:

“Britannia Seaport Centre Lease” means, at any time, the lease agreement that provides for the lease of Borrower’s headquarter space by HCP LS Redwood City, LLC (or its successors and assigns) to Borrower, which, as of the Third Amendment Date, is that certain Britannia Seaport Centre Lease dated as of June 26, 2014 between the Borrower, as tenant, and the HCP LS Redwood City, LLC, as landlord, as amended, restated, or otherwise modified.

“Third Amendment Date” is January 30, 2015.

5.2 Exhibit A (Collateral Description).  Exhibit A to the Loan Agreement is amended in its entirety and replaced with Exhibit A attached hereto.

6. Limitation of Consent and Amendments.

6.1 The consent set forth in Section 2 above and the amendments set forth in Section 5 above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

6.2 This Consent shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

7. Representations and Warranties.  To induce Bank to enter into this Consent, Borrower hereby represents and warrants to Bank as follows:

7.1 Immediately after giving effect to this Consent, (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

7.2 Borrower has the power and authority to execute and deliver this Consent and to perform its obligations under the Loan Agreement, as amended by this Consent;

7.3 The organizational documents of Borrower most recently delivered to Bank remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

7.4 The execution and delivery by Borrower of this Consent and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Consent, have been duly authorized by all necessary action on the part of Borrower;

7.5 The execution and delivery by Borrower of this Consent and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Consent, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

7.6 The execution and delivery by Borrower of this Consent and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Consent, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

7.7 This Consent has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

8. Integration.  This Consent and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Consent and the Loan Documents merge into this Consent and the Loan Documents.

9. Prior Agreement.  Except as expressly provided for in this Consent, the Loan Documents are hereby ratified and reaffirmed and shall remain in full force and effect.  This Consent is not a novation and the terms and conditions of this Consent shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents.  In the event of any conflict or inconsistency between this Consent and the terms of such documents, the terms of this Consent shall be controlling, but such document shall not otherwise be affected or the rights therein impaired.

10. Counterparts.  This Consent may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

11. Effectiveness.  This Consent shall be deemed effective upon (a) the due execution and delivery to Bank of this Consent by each party hereto, (b) Bank’s receipt of a copy of a consent to the disposition of and release of the liens in the Disposed Assets under the Oxford Loan Agreement, duly executed and delivered by each party thereto, and (c) payment of Bank’s legal fees and expenses in connection with the negotiation and preparation of this Consent.

12. Covenant to Deliver.  Borrower agrees to deliver to Bank a duly executed original landlord’s consent in favor of Bank for Borrower’s New Location, in form and substance satisfactory to Bank, promptly, but in any event by no later than March 31, 2015.

13. Governing Law.  This Consent and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Consent to be duly executed and delivered as of the date first written above.

BANK		BORROWER
Silicon Valley Bank		Relypsa, Inc.
By:	/s/Milo Bissin	By:	/s/Ronald A. Krasnow
Name:	Milo Bissin	Name:	Ronald A. Krasnow
Title:	Vice President	Title:	Senior Vice President and General Counsel

EXHIBIT A – COLLATERAL DESCRIPTION

All equipment purchased pursuant to that certain One Workplace invoice dated October 8, 2014, Project ID #132812, and located at 100 Cardinal Way, Redwood City, CA 94063.

EXHIBIT B – DISPOSED ASSETS

The Disposed Assets consist of all right, title and interest of Borrower in and to the following personal property:

Description of Equipment	Make	Model	Serial Number
Security equipment	K.F. Howell	Security System DVR, 4 Vivotek FD8134	ER1249022800
Security equipment	K.F. Howell	Security System DVR, 4 Vivotek FD8134	ER1249022800
Security equipment	K.F. Howell	Security System DVR, 4 Vivotek FD8134	ER1249022800
All furniture of the Debtor located at 700 Saginaw Drive, Redwood City, California 94063 on the Effective Date of the Loan Agreement